EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Financial Information Press Contact:
Vincent C. Klinges
Chief Financial Officer
Logility, Inc.
(404) 264-5477

Logility Reports Preliminary Fourth Quarter
and Fiscal Year 2008 Results

Company Reports 12th Consecutive Quarter of Profitability
and Record Revenues for the Fiscal Year

ATLANTA (June 18, 2008) Logility, Inc. (NASDAQ: LGTY), a leading supplier of collaborative solutions to optimize the supply chain, today announced financial results for the fourth quarter and fiscal year 2008, achieving 12 consecutive quarters of profitability and record revenues for the fiscal year.

Key fourth quarter financial highlights include:

•	Total revenues for the quarter ended April 30, 2008 were $11.9 million, a decrease of 8% over the fourth quarter of fiscal 2007;

•	Software license fees for the quarter ended April 30, 2008 were $4.1 million, a decrease of 27% over the fourth quarter of fiscal 2007;

•	Services and other revenues for the quarter ended April 30, 2008 were $1.8 million, a decrease of 11% over the fourth quarter of fiscal 2007;

•	Maintenance revenues for the quarter ended April 30, 2008 were $5.9 million, an increase of 16% over the fourth quarter of fiscal 2007; and

•	Operating earnings for the quarter ended April 30, 2008 were approximately $2.4 million, a decrease of 23% compared to operating earnings for the fourth quarter of fiscal 2007.

GAAP net earnings were $1.7 million or $0.13 earnings per fully diluted share for the fourth quarter of fiscal 2008 compared to net earnings of $2.0 million or $0.15 earnings per fully diluted share for the fourth quarter of fiscal 2007. Adjusted net earnings, which exclude stock option compensation expense and acquisition-related amortization of intangibles expense, for the quarter ended April 30, 2008 were $1.8 million or $0.14 earnings per fully diluted share compared to adjusted net earnings of $2.1 million or $0.16 earnings per fully diluted share for the same period last year.

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Logility Reports Fourth Quarter and Fiscal Year 2008 Results	Page 2

Key fiscal year 2008 financial highlights include:

•	Total revenues for the twelve months ended April 30, 2008 were a record $44.9 million, a 3% increase compared to the prior fiscal year;

•	Software license fees for the year ended April 30, 2008 were $14.6 million, a 10% decrease compared to the prior fiscal year;

•	Services and other revenues for the year ended April 30, 2008 were $7.8 million, a 14% increase compared to the prior fiscal year;

•	Maintenance revenues were a record $22.5 million for the year ended April 30, 2008, a 9% increase compared to the prior fiscal year; and

•
For the year ended April 30, 2008, the Company reported operating earnings of approximately $8.3 million, a 3% decrease compared to operating earnings of $8.5 million for the same period last year; operating earnings for the twelve months ended April 30, 2008 included a non-cash write-down of capitalized software development costs of $1.2 million.

GAAP net earnings were approximately $6.0 million or $0.45 per fully diluted share for both the twelve months ended April 30, 2008 and April 30, 2007 period. Adjusted net earnings, which for the current period exclude stock option compensation expense, acquisition-related amortization of intangibles expense, a non-cash tax valuation adjustment, and write-down of capitalized software costs, for the twelve months ended April 30, 2008 were $7.5 million or $0.56 earnings per fully diluted share compared to net earnings of $6.4 million or $0.49 earnings per fully diluted share the same period last year.

The Company is including adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

The overall financial condition of the Company remains strong, with cash and investments of approximately $42.7 million as of April 30, 2008. This is approximately a $1.4 million sequential increase in cash and investments compared to January 31, 2008 and approximately a $10.4 million increase compared to April 30, 2007. During the quarter, the Company repurchased 114,421 of its common shares for approximately $787,000 under its authorized stock repurchase program. For fiscal year 2008, the Company purchased a total of 144,421 of its common shares for approximately $1.1 million under its authorized stock repurchase program.

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Logility Reports Fourth Quarter and Fiscal Year 2008 Results	Page 3

“During fiscal year 2008, Logility delivered record revenues, increased adjusted net income and welcomed 101 new customers,” noted Mike Edenfield, Logility president and CEO. “I remain confident in our solutions, people, business strategy and ability to compete and win.”

“In a slow economy, businesses try to identify ways to increase asset productivity, lower operating costs and spur sales. For manufacturing- and distribution-intensive companies in retail, consumer goods, wholesale and industrial sectors, supply chain optimization is a key way to lower costs. Hard economic times reward lean supply chains that can react rapidly to changing customer demand. This is where Demand Solutions® and Logility Voyager Solutions™ excel by providing greater visibility, driving rapid benefits and accelerating business velocity.”

Highlights for the fourth quarter of fiscal 2008 include:

Customers& Channels:

•
Notable new and existing customers placing orders with Logility in the fourth quarter include: Barry Controls, Berry Plastics Corporation, C&C Group, Electrolux Home Products, FEDCO, Fastenal Company, Master Pet, PPG Industries Europe, RC Willey Furniture, Reliable Automatic Sprinkler, and Rexnord LLC.

•
During the quarter, software license agreements were signed with customers located in 12 countries including: Australia, Canada, Columbia, France, Ireland, The Netherlands, New Zealand, Russia, Sweden, Switzerland, the United Kingdom, and the United States.

•
Logility announced that C&C Group, a leading manufacturer, marketer and distributor of branded alcoholic beverages, selected Logility Voyager Solutions to support its continued growth, help predict demand more accurately and build a more formalized and collaborative forecasting process.

•
Logility announced supply chain executives from its customers Clement Pappas and Intertape Polymer Group, were honored as Supply & Demand Chain Executive magazine’s “Practitioner Pros to Know.” The 2008 “Practitioner Pros to Know” recognizes supply chain executives who are helping build 21st century supply chains for their companies and are visionaries who have excelled at using and implementing new supply chain technologies to ensure that their company’s supply chain continues to meet the evolving requirements and challenges of our dynamic global economy.

•
Logility announced a partnership with Npo Business Solutions S.p.A., a provider of consulting services and solutions for logistics, demand and supply chain management in Italy and Switzerland. The partnership will help expand the presence of Logility Voyager Solutions in the Italian marketplace.

•
Demand Management Inc., a wholly-owned subsidiary of Logility, announced expansion of its international distributor network in China, Mexico and Russia. With five new offices in Mexico City, Moscow, Shanghai, Guangzhou and Hong Kong, Demand Management now has 31 offices globally serving customers in 72 countries.

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Logility Reports Fourth Quarter and Fiscal Year 2008 Results	Page 4

Logility Products and Technology:

•
Logility participated in an APICS vendor webcast “Are You Thinking About a Green Supply Chain”. During the webcast, representatives from Logility and AMR Research discussed why “thinking green” is more than just a trend in today’s dynamic marketplace and gave insight on how companies can incorporate green initiatives into their supply chain processes.

•
Logility was selected for the “START-IT 125” which names the most influential technology providers in manufacturing. It is the third consecutive year that Logility was included in the prestigious list which is selected by editors and the editorial advisory board. Logility was selected for inclusion because of its long history as a solutions provider helping manufacturers build successful supply chains.

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Logility announced that Logility Voyager Solutions further green supply chain initiatives by enabling companies to reduce energy consumption, lower carbon emissions, and reduce excess inventories to minimize the overall impact on the environment. By optimizing global supply chain management, Logility Voyager Solutions support sustainability efforts in a number of ways including: improving forecasting for new product introductions that are focused on environmentally friendly products; planning the roll-out of enhanced packaging that minimizes waste and includes recycled materials; reducing inventories by quickly sensing changes in consumer demand and synchronizing market demand with production goals; increasing manufacturing efficiency by optimizing changeovers and tracking specific green Key Performance Indicators (KPIs) featured within Logility Voyager Solutions; and modeling complex supply chain networks to better plan production and distribution.

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Logility was recognized as a “Top Logistics IT Provider for 2008” by Inbound Logistics magazine. It is the eleventh consecutive year that Logility has received this prestigious recognition. Logility was recognized by the editors of Inbound Logistics for having the ability to continue to be flexible and responsive, anticipating customers' evolving needs and delivering innovative and practical solutions that meet the diverse needs of the growing shipper community.

•
Logility announced that Logility Voyager Solutions help companies increase forecast accuracy and manage the product lifecycle more effectively through an Attribute-based forecasting model. Logility’s Attribute-based modeling provides significant improvements in the forecast accuracy of New Product Introductions (NPIs), short lifecycle products and the phase-out of existing products—product lifecycles that are more difficult to forecast with traditional time-series approaches.

About Logility

With more than 1,250 customers worldwide, Logility is a leading provider of collaborative supply chain planning solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time. Logility Voyager Solutions feature performance monitoring capabilities in a single Internet-based framework and provide supply chain visibility; demand, inventory and replenishment planning; sales and operations planning; supply and global sourcing optimization; transportation planning and execution; and warehouse management. Demand Solutions provide forecasting, demand planning and point-of-sale analysis for maximizing profits in manufacturing, distribution and retail operations. Logility customers include Avery Dennison Corporation, BP (British Petroleum), Hyundai Motor America, Leviton Manufacturing Company, McCain Foods, Pernod Ricard, Remington Products Company, Sigma Aldrich, Under Armour Performance Apparel and VF Corporation. Logility is a majority-owned subsidiary of American Software (NASDAQ: AMSWA). For more information about Logility, call 1-800-762-5207 or visit http://www.logility.com.

Logility Reports Fourth Quarter and Fiscal Year 2008 Results	Page 5

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2007 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact Vincent C. Klinges, Chief Financial Officer, Logility, Inc., 470 East Paces Ferry Rd., Atlanta, GA 30305, (404) 261-9777. FAX: (404) 264-5206; INTERNET: www.logility.com or E-mail: askLogility@logility.com.

Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility. Demand Solutions is a registered trademark of Demand Management, Inc., a wholly-owned subsidiary of Logility, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

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LOGILITY, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data)
(Unaudited)

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
			Pct			Pct
	2008	2007	Chg.	2008	2007	Chg.
Revenues:
License	$4,145	$5,698	(27%)	$14,554	$16,242	(10%)
Services & other	1,822	2,053	(11%)	7,807	6,828	14%
Maintenance	5,911	5,102	16%	22,547	20,691	9%
Total Revenues	11,878	12,853	(8%)	44,908	43,761	3%

Cost of Revenues:
License	1,489	1,672	(11%)	6,007	5,864	2%
Services & other	906	1,126	(20%)	3,804	3,696	3%
Maintenance	1,334	1,183	13%	4,943	4,858	2%
Write-down of capitalized software development costs	-	-	-	1,196	-	nm
Total Cost of Revenues	3,729	3,981	(6%)	15,950	14,418	11%
Gross Margin	8,149	8,872	(8%)	28,958	29,343	(1%)
Operating expenses:
Research and development	1,952	2,251	(13%)	7,496	7,642	(2%)
Less: capitalized development	(520)	(586)	(11%)	(2,155)	(2,264)	(5%)
Sales and marketing	3,057	2,468	24%	10,336	9,778	6%
General and administrative	1,141	1,496	(24%)	4,625	5,317	(13%)
Acquisition related amortization of intangibles	88	87	1%	351	350	0%

Total Operating Expenses	5,718	5,716	0%	20,653	20,823	(1%)
Operating Earnings	2,431	3,156	(23%)	8,305	8,520	(3%)
Interest Income & Other, Net	199	377	(47%)	1,650	1,603	3%
Earnings Before Income Taxes	2,630	3,533	(26%)	9,955	10,123	(2%)
Income Tax Expense	953	1,571	(39%)	3,924	4,130	(5%)
Net Earnings	$1,677	$1,962	(15%)	$6,031	$5,993	1%
Earnings per common share:
Basic	$0.13	$0.15	(13%)	$0.47	$0.46	2%
Diluted	$0.13	$0.15	(13%)	$0.45	$0.45	0%

Weighted Average Number of Common Shares:
Basic	12,916	12,906		12,942	12,899
Diluted	13,272	13,225		13,331	13,245

Reconciliation of Adjusted Net Earnings:
Net Earnings	$1,677	$1,962		$6,031	$5,993
Acquisition related amortization of intangibles(1)	56	48		213	207
Stock-based compensation (1)	64	49		229	224
Write-down of capitalized software development costs (1)	-	-		725	-
Tax valuation adjustment (non-cash)	-	-		283	-
Adjusted net earnings	$1,797	$2,059	(13%)	$7,481	$6,424	16%

Adjusted Net Earnings per Share - Diluted	$0.14	$0.16	(13%)	$0.56	$0.49	14%

(1) - Tax affected

LOGILITY, INC.
Consolidated Balance Sheet Information
(in thousands)
(Unaudited)
	April 30,	April 30,
	2008	2007

Cash and Short-term investments	$42,732	$32,316
Accounts Receivable:
Billed	6,897	7,764
Unbilled	1,424	1,412
Total Accounts Receivable, net	8,321	9,176
Deferred Tax Assets	74	1,361
Due from ASI	-	1,167
Prepaids & Other Current Assets	2,256	1,995
Current Assets	53,383	46,015

PP&E, net	401	436
Capitalized Software, net	4,560	6,042
Goodwill	5,809	5,809
Other Intangibles, net	871	1,288
Non-current Assets	48	67
Total Assets	$65,072	$59,657

Accounts Payable	$543	$275
Other Current Liabilities	3,260	5,680
Due to ASI	639	-
Deferred Revenues	12,622	11,350
Current Liabilities	17,064	17,305

Deferred Tax Liability	1,620	1,940
Shareholders' Equity	46,388	40,412

Total Liabilities & Shareholders' Equity	$65,072	$59,657